Exhibit 99.1

Pulse Biosciences Presents Late-Breaking Data from nPulse™ Cardiac Catheter System First-In-Human Feasibility Study at the AF Symposium

Procedural success was achieved in 100% of evaluable patients at 6 months and 96% in 12 months

HAYWARD, California, February 5, 2026 [Business Wire] – Pulse Biosciences, Inc. (Nasdaq: PLSE), developer of the novel nPulse™ technology using proprietary Nanosecond Pulsed Field Ablation™ (nanosecond PFA or nsPFA™) energy, today announced late-breaking clinical data from the nPulse Cardiac Catheter first-in-human feasibility study. The study demonstrates successful treatment of atrial fibrillation in 150 patients with rapid procedure times and minimal adverse effects. The data were presented today at the 31st Annual AF Symposium 2026 meeting, taking place February 5-7, 2026, in Boston, MA.

Key study findings include:

●	100% procedural success of evaluable patients at 6 months (75/75)
●	96% procedural success of evaluable patients at one year (45/47)
●	Average number of applications were 16.1 ± 5.2 per procedure
●	Total procedure and fluoroscopy times were 65 ± 28 and 9.8 ± 5.8 minutes, respectively
●	Left atrial dwell time was 21.0 ± 13.3 minutes
●	Safety profile: 1.3% (2/150) subjects had an SAE related to the primary safety endpoint

“These 6- and 12-month data demonstrate a strong safety profile with highly effective and durable PVI achieved with the nPulse Cardiac Catheter Ablation System, suggesting that this system has the ability to considerably advance the treatment of atrial fibrillation (AF),” said Vivek Reddy, MD, Director of Cardiac Arrhythmia Services at the Mount Sinai Fuster Heart Hospital, NY. “The conformable catheter design, differentiated energy, and zero rotation workflow have produced highly efficient and effective results when compared to other AF feasibility studies in my experience, highlighting the nPulse Cardiac Catheter’s simple and effective workflow for PVI.”

The ongoing feasibility study is assessing the initial safety and efficacy of the nPulse Cardiac Catheter System for the treatment of AF (NCT06696170). To date, a total of 165 patients have been treated by nine investigators in Europe, including the Na Homolce Hospital in Prague led by Dr. Vivek Reddy and Prof. Petr Neuzil, Jessa Hospital in Hasselt led by Dr. Johan Vijgen, and Tor Vergata Hospital in Rome, led by Dr. Andrea Natale. The initial cohort of treated patients has been evaluated by remapping at ~3 months and for rhythm control completed at 6 and 12 months post ablation procedure.

“This dataset marks an important milestone for Pulse Biosciences and highlights an exceptional combination of improved workflow and outcomes results. These results validate the safety, effectiveness, lesion quality, and speed benefits that clearly differentiate the nPulse Cardiac Catheter Ablation System as a first in class system showing the potential to be best in class,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “We extend our gratitude to all the electrophysiologists, staff and patients who continue to support our clinical work.”

“These impressive results highlight the nPulse Cardiac Catheter as a first-in-class system for treating AF. In a clinical field where a 20-25% recurrence rate is expected, these results exceed expectations for PVI. Nanosecond PFA energy and integration into a 3D mapping system has the ability to offer precise, lasting pulmonary vein isolation. We’re poised to revolutionize atrial fibrillation treatment, and we are excited to begin treating additional patients in Europe and the U.S. as we initiate our pivotal IDE study,” said Dr. David Kenigsberg, Chief Medical Officer, Electrophysiology at Pulse Biosciences.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers, such as surgical soft tissue ablation.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Glossary of Terms

●	Arrhythmia: Any abnormal heart rhythm where the heart beats too fast, too slow, or irregularly due to electrical disturbances.
●	Atrial arrhythmia: Any abnormal heart rhythm originating in the atria, including AF, atrial flutter, and atrial tachycardia.
●	Atrial fibrillation (AF): Irregular, often rapid heartbeat starting in the atria that can cause symptoms and increase stroke risk.
●	Catheter ablation: Minimally invasive procedure using catheters to deliver energy and destroy small areas of heart tissue causing abnormal rhythms.
●	Cohort: A defined group of study participants sharing specific characteristics and followed over time to assess outcomes.
●	Electroanatomic mapping: 3D mapping of heart chambers that combines anatomy and electrical data to guide ablation.
●	Electrophysiology (EP): Cardiology subspecialty focused on the heart’s electrical system and the diagnosis and treatment of arrhythmias.
●	Feasibility study: Early, usually small clinical study evaluating whether a procedure or device can be performed safely and as intended.
●	Paroxysmal atrial fibrillation: AF episodes that start and stop on their own, typically lasting less than seven days.
●	PFA (Pulsed Field Ablation): Non‑thermal ablation using short, high‑voltage pulses to selectively injure cardiac cells via irreversible electroporation.
●	Pulmonary vein isolation (PVI): Ablation technique that electrically isolates the pulmonary veins from the left atrium to prevent AF triggers.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nPulse Cardiac Catheter, Pulse Biosciences’ expectations, whether stated or implied, about whether the Company’s nsPFA technology will become either a disruptive treatment option or a superior option for treating atrial fibrillation or any other medical condition, statements relating to the effectiveness of the Company’s nsPFA technology and nPulse System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its nPulse Cardiac Catheter to treat paroxysmal atrial fibrillation, statements concerning whether any clinical study will show that the Company’s novel nsPFA mechanism of action and catheter design will deliver fast and precise ablations in cardiac tissue and streamline workflow, statements concerning market opportunities, customer adoption and future use of the nPulse System to address a range of conditions such as atrial fibrillation, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.
Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com